UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 1, 2016, Banc of California, Inc. (the “Company”) completed the redemption of all 32,000 outstanding shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), and all 10,000 outstanding shares of the Company’s Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”). The shares were redeemed at a redemption price equal to the liquidation amount of $1,000 per share plus the unpaid dividends for the current dividend period to, but excluding, the redemption date. Both the Series A Preferred Stock and the Series B Preferred Stock were issued as part of the U.S. Department of the Treasury’s Small Business Lending Fund program.

A copy of the press release issued by the Company announcing completion of the redemption is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Banc of California, Inc. Press Release dated April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: April 4, 2016	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Banc of California, Inc. Press Release dated April 4, 2016.

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